Exhibit 23.1


                     CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS
                         ILLINOIS CENTRAL CORPORATION


          As independent public accountants, we hereby consent to the use of our report dated January 19, 1996 on the consolidated financial statements of CCP Holdings, Inc. and its subsidiaries (the "Company") as of December 31, 1995 and 1994 and for each of the years in the three year period ended December 31, 1995 in this Amendment No. 1 to Current Report on Form 8-K.





                                                /s/Arthur Andersen LLP

Chicago, Illinois
July 12, 1996